EXHIBIT 5

                           JOINT FILING AGREEMENT

       In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $.01 per share, of Kennedy-Wilson, Inc., a Delaware corporation, and warrants exercisable for additional shares, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


 Dated: July 24, 1998



 By:   /s/ THOMAS J. BARRACK, JR.
       ---------------------------------
       Thomas J. Barrack, Jr.




 By:   /s/ KELVIN L. DAVIS
       ---------------------------------
       Kelvin L. Davis




 COLONYGP III, Inc.,
 a Delaware corporation,


 By:   /s/ KELVIN L. DAVIS
       ---------------------------------
       Kelvin L. Davis
       President


 COLONY CAPITAL III, L.P.,
 a Delaware limited partnership,

       By:   ColonyGP III, Inc.,
             a Delaware corporation,
             its general partner


             By:     /s/ KELVIN L. DAVIS
                     ----------------------------
                     Kelvin L. Davis
                     President


 COLONY INVESTORS III, L.P.,
 a Delaware limited partnership,

       By:   Colony Capital III, L.P.,
             a Delaware limited partnership,
             its general partner

             By:    ColonyGP III, Inc.,
                     a Delaware corporation,
                     its general partner


                     By:   /s/ KELVIN L. DAVIS
                          -----------------------
                          Kelvin L. Davis
                          President

 COLONY K-W, LLC,
 a Delaware limited liability company,

       By:   Colony Investors III, L.P.,
             a Delaware limited partnership,
             its sole and managing member

             By:    Colony Capital III, L.P.,
                     a Delaware limited partnership,
                     its general partner

                     By:  ColonyGP III, Inc.,
                          a Delaware corporation,
                          its general partner


                          By:  /s/ KELVIN L. DAVIS
                               ---------------------------
                               Kelvin L. Davis
                               President